Filed Pursuant to Rule 424(b)(3)

Registration No. 333-190573

PROSPECTUS

X-TREME INVESTMENTS, INC.

100,000,000 Shares of Common Stock

This prospectus relates to the registration and offering of up to 100,000,000 shares of the common stock of X-Treme Investments, Inc., (the “Company”, “we”, “our” and “us”) a Nevada corporation, $0.0001 par value per share. Please refer to “Prospectus Summary - The Offering,” and “Plan of Distribution.”

All of the shares to be offered to the purchasers of our stock pursuant to this prospectus will be offered directly on a “best efforts” basis, without the use of any underwriter or placement agent, by X-Treme Investments, through our officers and directors. No fees will be paid to any of our officers or directors in the sale of any shares of our common stock sold by our officers or directors pursuant to this prospectus. There is no minimum number of shares of our common stock which must be sold. This offering will terminate, if not sooner terminated, at 5:00 p.m., Detroit, Michigan time, on December 31, 2014, unless extended, with or without notice, until 5:00 p.m., Detroit, Michigan time, on March 31, 2015, unless on or prior to either of such dates, subscriptions for all 100,000,000 shares of our common stock have been received and accepted by X-Treme Investments.

The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock. Once an investor subscribes for our shares, the investor will not be able to revoke his subscription. As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use. Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment. In no event will the subscribed amounts be returned to investors. See “Plan of Distribution.”

Anthony Passmore has orally agreed to bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus. Our fees and expenses associated with this offering are estimated to be $43,702, all of which will be paid by Anthony Passmore, our principal shareholder and sole officer and director. Mr. Passmore will not be reimbursed for any expenses paid by him in connection with this offering. See “Use of Proceeds.”

This offering may be terminated in the event that, among other things:

●	X-Treme Investments determines, in its sole discretion before the sale of all of the shares of our common stock offered hereby, to terminate the offering;

●	Certain specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities; or

●	Other events have occurred or are pending or threatened which, in the judgment of X-Treme Investments, materially impair the investment quality of the shares of our common stock.

Anthony Passmore is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an emerging growth company as described in the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012. See “Prospectus Summary.”

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. See Risk Factors below.

We believe we are not a blank check company because we have a very specific business purpose and a bona fide plan of operations; none of which include our plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once we are a reporting company, to be used as a vehicle for a private company to become a reporting company. Furthermore, Mr. Passmore does not have any plans to sell his shares to effect a change of control of our company.

The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the OTCQB operated by the OTC Markets Group or the OTC Bulletin Board after the effective date of this prospectus. However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market. If our shares become publicly quoted, our common stock will most likely be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock. See “Risk Factors.”

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER “RISK FACTORS,” BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 18, 2014.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully. In this prospectus, “X-Treme Investments,” “we,” “us” and “our” refer to X-Treme Investments, Inc., a Nevada corporation.

The Company

X-Treme Investments, Inc. is a development stage company incorporated in the State of Nevada on February 21, 2013. Our principal business objective is to develop and operate a consulting company that provides a full range of site selection, planning, development and management services for prospective residential and commercial income producing real estate investments. Since our incorporation, we have had only one employee and no revenues from operations and have a loss of $33,906 from February 21, 2013 (inception) through June 30, 2014. See “Business.” We have not yet secured a commitment for financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. We intend to begin identifying prospective projects and clients through the client networks of Anthony Passmore, our chief executive officer and principal shareholder, once we obtain sufficient working capital to finance our operations. Internally generated funds, alone, will not be sufficient to implement our business plan. Through the date of this prospectus, Mr. Passmore has funded our working capital requirements by contributing cash to the company as additional capital. Mr. Passmore intends to continue to fund our working capital needs through cash contributions to our capital through the date of this prospectus. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, Mr. Passmore may lend us funds, payable on demand without interest, to operate our business until such time as we are able to raise capital or generate income. If Mr. Passmore is unable or unwilling to provide us with the funds that we need to operate our proposed business or we are unable to raise capital either through debt or equity, our business will most likely fail.

X-Treme Investments principal mission will be to create value for its clients by adhering to disciplined financial principals for the acquisition and development of residential and commercial incoming producing real estate and their operations. We intend to focus our efforts in the Midwest and Southern regions of the United States. Our strength will be derived through our ability to provide a full range of specialized in-house services including site selection, planning, development, and management. Our ability to identify suitable projects, as well as to attract new clients will give us a significant competitive edge within the field. Maintaining development as a specialized in-house function will allow us to move quickly when the situation warrants. Our prospective in-house consulting services will offer a complete range of matters; from working directly with the brokers, contractors to dealing with regulatory mandates. Our in-house services will examine a prospective project to determine opportunities to increase income, cut cost, and improve efficiencies. We will employ an active hands-on management style. Marketing, pricing, community relations, amenities, and other issues will be carefully studied to ensure operations remain on track. We hope to achieve economies of scale to reduce operating costs and benchmark performance ratings will be applied across the properties we evaluate to maintain quality. We will operate using a proven evaluation process based on our own database of marketing information and research capabilities. Location, income, cost structure, and management practices will be viewed to arrive at the asset’s potential. X-Treme Investments will position itself for the long-term and as a result, we will be in position to provide our investors with long-term value for their investment.

X-Treme Investments understands the nature of the ever-developing real estate industry. All properties or assets that we identify as suitable for acquisition by our clients are expected to be profitable or have potential for profits. Although primarily focused in the Midwest and Southern regions of the United States, we will consider evaluating investments in other economically and demographically desirable markets. Investments in other target markets will be evaluated where strong relationships with the local community are present and an available mass of other properties can be quickly acquired in order to achieve expected economies of scale. If we are able to expand, we plan to target the Northeastern and Southeastern regions of the United States as we believe these markets provide excellent opportunities.

Investment Criteria

As part of our consulting services, we will apply the following investment criteria in the evaluation of properties our clients seek to acquire:

Property Type. X-Treme Investments will seek to identify assets that have superior location and or have upside potential.

1

Development. X-Treme Investments will develop a comprehensive program that will provide for responsible development in markets where demand is strong for new product. Taking calculated risks to generate higher yield, we will identify opportunities that will complement the acquisition portfolio of our clients.

Economics. We will target an attractive internal rate of return that depends upon the location and quality of the asset and the opportunity to enhance yield through diligent and efficient management. Each asset will be evaluated for its potential to provide a high un-leverage return within its holding period.

Business Strategy

Our primary business strategy is the identification of quality investments for our clients that provide stable initial returns with the opportunity to enhance yields through diligent and efficient management and comprehensive operational strategies. Investment focus on properties we evaluate will be geared towards their acquisition at a discount to replacement cost or development with strategic timing and providing high return on investment. The properties we identify will consist of assets which we believe can also achieve sustainable growth in cash flow. In the course of our evaluation, we will take into account fundamental trends in underlying property markets as determined by proprietary models, site visits, cash flow growth, stability and other factors we may determine from time to time to be relevant.

We believe we are not a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once we are a reporting company, to be used as a vehicle for a private company to become a reporting company. Rule 419 defines a “blank check company” as a company that: (1) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (2) is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

As described herein, we have a very specific business purpose and a bona fide plan of operations. Our business plan and purpose is the acquisition and development of real estate investments for our clients and operation of companies and businesses involved primarily in the resurgent real estate industry. Although we may acquire companies that provide consulting services and engage in operations similar to our objectives, our business plan is not to engage in a merger or acquisition with an unidentified company or companies, unless such company would further our mission as set forth above and herein. Furthermore, we do not have plans to make any investments in any companies in general that would result in our company being a majority-owned subsidiary of another entity through a transaction referred to as a reverse merger. As noted above, however, we would consider a merger or acquisition with a company that provides consulting services and engages in operations similar to our objectives although we have no present plans to do so.

Our principal executive offices are located at 1401 West Fort Street, P.O. Box No. 311082, Detroit, Michigan 48231, telephone (248)773-1601. Our email address is xtremeinvestmentsinc@gmail.com.

We have an Internet website at www.x-tremeinvestments.com. Any information which may be contained in our website shall not constitute part of this prospectus.

The Offering

This prospectus relates to the registration and offering of up to 100,000,000 shares of the common stock of X-Treme Investments, Inc., a Nevada corporation, $0.0001 par value per share. Please refer to “Plan of Distribution.”

We will bear all expenses in connection with the registration of all of the shares of our common stock covered by this prospectus. We are offering the shares of our common stock without the use of any placement agent. Our fees and expenses associated with this offering are estimated to be $43,702, all of which will be paid by Anthony Passmore, our principal shareholder and sole officer and director. Mr. Passmore will not be reimbursed for any expenses paid by him in connection with this offering. See “Use of Proceeds.”

Anthony Passmore is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

The offering price per share is $0.001. There will be no commissions paid in connection with the sale of our shares as described in this prospectus. Please refer to “Plan of Distribution” beginning on page 33 of this prospectus. The shares of our common stock are not currently listed for sale on any exchange, although we do plan to attempt to have our shares quoted for sale on the OTCQB or the OTC Bulletin Board (the “OTCBB”) after the effective date of this prospectus. However, there can be no assurance that we will be successful in having our shares quoted or traded on any public market.

X-Treme Investments has no present plans to be acquired or to merge with another company, nor does X-Treme Investments or Mr. Passmore have plans to enter into a change of control or similar transaction. However, as indicated in this prospectus, Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 of the shares offered by this prospectus are sold. As a result, Mr. Passmore may have the power to enter into a change of control or similar transaction with respect to X-Treme Investments, with the concurrence of only 10 percent of our other stockholders, if all 100,000,000 of the shares offered by this prospectus are sold. See “Risk Factors - Risks Relating to our Stock” and “Principal Stockholders.”

2

We are an Emerging Growth Company

Pursuant to Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) which was signed into law on April 5, 2012, we have elected to claim the exemption provided to emerging growth companies.

The JOBS Act provides an “IPO on ramp” for “emerging growth companies” (a newly created category of issuer under the Securities Act), which are issuers with annual gross revenues of less than $1 billion during the most recently completed fiscal year. Emerging growth companies may take advantage of the scaled disclosure requirements that already have been available to “smaller reporting companies” (defined by the Securities Act as companies having a public float of less than $75 million). The scaled disclosure includes a requirement to include only two, rather than three, years of audited financial statements in the issuer’s initial public offering (“IPO”) registration statement and, during the “IPO on ramp” period, the ability to omit the auditor’s attestation on internal control over financial reporting required by the Sarbanes-Oxley Act of 2002.

Also during the “IPO on ramp” period, emerging growth companies would not need to submit say-on-pay votes to their stockholders (including say-on-pay frequency or golden parachute votes) and would face more limited executive compensation disclosure requirements than larger companies.

Changes to the IPO process itself are likely the most significant aspects of the new emerging growth company regime. The JOBS Act allows an emerging growth company to submit its IPO registration statement on a confidential basis, with the result that any sensitive information contained in the registration statement would not be immediately publicly available. The ability for an emerging growth company to maintain confidentiality and avoid disclosing that it is contemplating an offering until it is ready to do so is significant.

However, the initial confidential submission and any subsequent amendments must be publicly filed at least 21 days before the issuer’s road show. In addition, the JOBS Act permits an emerging growth company to “test the waters” by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst’s firm is one of the underwriters in the issuer’s IPO.

These emerging growth company and “IPO on ramp” provisions can be taken advantage of not only by any issuers who go public in the future, but also by any issuer that has consummated an IPO since December 9, 2011. The “IPO on ramp” period ends upon the earliest of:

●	The last day of the fiscal year in which the issuer achieves annual gross revenues of at least $1 billion;

●	The last day of the fiscal year following the fifth anniversary of the issuer’s IPO;

●	The issuance of more than $1 billion in non-convertible debt during the previous three years; or

●	The issuer’s becoming a “large accelerated filer” (which generally is an issuer with at least $700 million in public float).

While the JOBS Act by no means overhauls the IPO process for emerging growth companies, it may help minimize the “time to market” and fill in a gap for companies wishing to undertake an IPO that now qualify as emerging growth companies but did not previously qualify as smaller reporting companies, and it reduces audit-related costs and lessens certain ongoing reporting requirements.

3

The JOBS Act also provides scaled disclosure requirements within registration statement, as follows:

●	Two years audited financials and two years selected financial data (in lieu of the former requirements for three years audited and five years selected financial data);

●	The emerging growth company’s management discussion and analysis only needs to cover years for which the company’s financials are provided; and

●	The SEC has indicated emerging growth companies currently in registration may amend to scale back disclosure; however, issuers may be required to add disclosure to explain changes.

We do not intend to scale back our disclosure or to ask for confidential treatment with respect to our registration statement.

With respect to executive compensation, emerging growth companies can follow the disclosure requirements for smaller reporting company (generally companies with public float of less than $75 million) under Regulation S-K. However, unless the SEC issues guidance to the contrary, an already existing issuer that is an emerging growth company but does not qualify as smaller reporting company will not get benefit of reduced executive compensation disclosure.

Under the JOBS Act, emerging growth companies need only provide the following with respect to executive compensation:

●	Top three executives (principal executive officer plus two other most highly compensated who earned more than $100,000 in the last fiscal year), rather than the top five;

●	One year of compensation disclosure required for a registration statement on Form S-1, the same as current rules (but going forward, only need two years instead of current three year requirement); and

●	May omit compensation disclosure and certain compensation tables.

Emerging growth companies have scaled disclosure after an initial public offering, as follows:

●	After an IPO, an issuer can take advantage of additional exemptions and reduced disclosure requirements as long as it qualifies as an emerging growth company, including:

●	Auditor attestation requirements of Section 404(b) of Sarbanes-Oxley Act of 2002;

●	Compensation disclosure and other executive compensation disclosure as noted above;

●	Disclosure required for the top three, rather than the top five named executive officers, as noted above;

●	Disclosure required for two, rather than three years, as noted above; and

●	Dodd-Frank compensation disclosure requirements (say on pay, say on pay frequency, say on golden parachute, pay for performance graph and chief executive officer pay ratio).

After ceasing to qualify as an emerging growth company:

●	The issuer must hold first say on pay vote not later than the end of one year period beginning on the date the issuer ceases to be an emerging growth company, or the end of the three year period beginning on the date the emerging growth company ceases to qualify as an emerging growth company, if issuer has been an emerging growth company for less than two years after its first registered sale of equity securities;

●	Extended phase-in for new or revised accounting standards. An emerging growth company will not need to comply with such standards until those standards also apply to private companies;

4

●	Emerging growth companies will also be permitted to use any longer phase-in periods for private companies for any new or revised accounting standards;

●	PCAOB rules, including, exempted from any rules mandating audit firm rotation and auditor discussion and analysis if such rules are adopted, and any new rules subject to SEC determination that such rules are “necessary or appropriate in the public interest” after considering investor protection and “whether the action will promote efficiency, competition and capital formation.”

Rules for research coverage for an emerging growth company have been changed to provide:

●	New safe harbor rules that provides that broker-dealer publication of research report about an emerging growth company will not constitute an offer, even if broker-dealer is part of syndicate;

●	FINRA research restrictions during post-offering period or prior to expiration of lockup under NASD Rule 2711(f) will not apply to post- IPO reports issued in connection with an emerging growth company; and

●	Research analysts may meet with accounts or members of an emerging growth company’s management before and after filing, including in presence of or in coordination with investment bankers.

The JOBS Act does not explicitly preempt existing rules and does not expressly address rulemaking by national securities exchanges, thus it is unclear if the exchanges are still permitted to maintain independent conflict of interest rules.

What continues to apply under the JOBS Act:

●	Antifraud provisions regarding analyst research;

●	Conflicts of interest rules between analysts and investment banking;

●	Analyst certification requirements; and

●	Restrictions on analyst conduct, compensation, supervision and related matters under NASD Rule 2711 and Global Research Analyst Settlement of 2003.

Common stock offered	Up to 100,000,000 shares.

Common stock to be outstanding after this offering	170,000,000 shares, if all of the shares offered hereby are sold.

Use of proceeds	Offering expenses and working capital. See “Use of Proceeds.”

Trading symbol	The shares of our common stock are not currently listed for sale on any exchange. We plan to attempt to have our shares quoted for sale on the OTCQB or the OTCBB after the effective date of this prospectus.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

5

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

X-Treme Investments, Inc., which was incorporated in Nevada on February 21, 2013, has a limited operating history upon which an evaluation of our future performance and prospects can be made. We are an early-stage operating company with no revenue history. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. As an early-stage operating company, X-Treme Investments faces risks and uncertainties relating to its ability to successfully implement its business plan, which are described in more detail below. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Mr. Passmore, our principal stockholder, sole officer and director, has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

No revenues and ongoing losses.

Since inception, X-Treme Investments had zero revenues and related expenses of $33,906 cumulative through June 30, 2014. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining additional assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Mr. Passmore has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital through either debt or equity, our business will most likely fail.

Our business strategy is unproven and our prospects must be considered speculative.

Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our services. To implement our business plan, capital may be provided from consulting business revenue and through outside financing. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining additional assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Mr. Passmore has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either through debt or equity, our business will most likely fail.

6

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months. Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

X-Treme Investments is engaged in the business of developing and operating a consulting company that provides a full range of site selection, planning, development and management services for prospective residential and commercial income producing real estate investments.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Initially, we intended to focus on other types businesses such as bars, restaurants, and concert venues located throughout the Midwest region and the Southern regions of the United States. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital through either debt or equity, our business will most likely fail.

Our service offerings may not be accepted.

We constantly seek to modify our service offerings to the marketplace. As is typically the case involving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of our clients. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among clients.

7

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we are uncertain as to the acceptance of any of our services or our ability to generate the revenues necessary to remain in business. Currently, we do not have any revenues, and we have not yet located additional financing to implement our business plan in its entirety. Initial growth may be very limited and based solely on compensation from small consulting assignments with no guarantee of obtaining additional assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. If we are unable to raise capital we need to operate our proposed business either through shareholder loans, shareholder contributions to capital, sales of our common stock in this offering or other offerings of our debt or equity, or generate income, our business will most likely fail.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired operations, corporate infrastructure and system and financial controls. Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including our success in establishing the in-house services as a viable means of growth acceleration, the availability of suitable acquisition candidates that have the client base suitable for cross-marketing opportunities, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage acquired companies and general economic and business conditions.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for our business as well as for acquisition opportunities which could result in material dilution to our existing stockholders. We may be unable to obtain adequate financing for further development of our proposed services and for any acquisition for cross-marketing of services purposes, or that, if available, such financing will be on favorable terms.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our short and sporadic operating history, it is difficult to accurately forecast our revenue. Further, we have little historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services. Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands and consumer trends, the degree of utilization of our advertising services as well as the mix of services and services sold. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. If we are unable to raise the capital we need to operate our proposed business either through shareholder loans, shareholder contributions to capital, sales of our common stock in this offering or other offerings of our debt or equity, or generate income, our business will most likely fail.

8

We rely on the services of Anthony Passmore.

Our business relies on the efforts and talents of our sole officer and director, Anthony Passmore. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

If we ever become a publicly quoted company, we may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly quoted company.

The directors and management of publicly quoted corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officers’ liability insurance. Directors and officers’ liability insurance is expensive and difficult to obtain. If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate or proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

9

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer’s liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Our Stock

Anthony Passmore currently owns directly and indirectly 100 percent of the voting power of our common stock in any election or event. Following this offering, if all of the shares offered by means of this prospectus are sold, Mr. Passmore will have voting control over 41 percent of our outstanding common stock. This concentration of ownership could discourage or prevent a potential takeover of X-Treme Investments that might otherwise result in your receiving a premium over the market price for your common stock.

Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 shares offered by this prospectus are sold. The result of the ownership of our common stock by Mr. Passmore is that he will have effective voting control, along with 10 percent of our stockholders, if all 100,000,000 shares offered by this prospectus are sold, on all matters submitted to our stockholders for approval and will be able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions, including, but not limited to the ability to make decisions regarding:

●	Whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself;

●	Employment decisions, including his own compensation arrangements;

●	The appointment of all directors; and

●	Whether to enter into material transactions with related parties.

Additionally, this concentration of voting power could discourage or prevent a potential takeover of X-Treme Investments that might otherwise result in your receiving a premium over the market price for your common stock.

There is no market for our shares. If we become a publicly quoted company, our common stock will most likely be thinly quoted, so you may be unable to sell at or near bid prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our shares are not registered under the United States securities laws and are not quoted on any securities market. If our shares become publicly traded or quoted for sale, our common stock will be sporadically or “thinly-quoted” on the OTCQB and possibly on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation will be attributable to a number of factors, including the fact that we are a small company which will be relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

10

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue.

The OTCQB operated by the OTC Markets Group, maintains an electronic quotation system that displays quotes from broker-dealers for many over-the-counter securities. These securities tend to be inactively quoted stocks, including penny stocks and those with a narrow geographic interest. Market makers and other brokers can use the OTCQB to publish their bid and ask quotation prices.

The Over-the-Counter Bulletin Board (the “OTCBB”) is a quotation service for the Financial Industry Regulatory Authority (“FINRA”) market makers, and not an issuer listing service or securities market. There are no listing requirements that must be met by an OTCBB issuer. Accordingly, there are no financial requirements and there is no minimum bid price requirement.

OTCQB and OTCBB companies are not considered to be “listed.” There are, however, certain requirements an issuer must meet in order for its securities to be eligible for a market maker to enter a quotation on the OTCQB and the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCQB and the OTCBB, the security must be registered with the Securities and Exchange Commission or other federal regulatory authority that has proper jurisdiction and the issuer must be current in its required filings with such federal authority.

The stated listing requirements for the OTCQB and OTCBB are as follows:

●	Fully reporting with the Securities and Exchange Commission;

●	Not a blank check or inactive company;

●	Minimum of 40 stockholders of record holding at least 100 shares each (note: this number is informal and has been moving up);

●	Directors, officers, and stockholders will be scrutinized for previous involvements in other OTCQB or OTCBB companies, in particular, blank check companies; and

●	Must have a market maker submit a Rule 15c211 application to FINRA and agree to act as market maker for securities of company.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because X-Treme Investments is a publicly-quoted company. In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law. See “Shares Eligible for Future Sale.”

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

11

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Passmore, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

If we should ever provide for preferred stock, our sole director, Mr. Passmore, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no present intention of authorizing any preferred stock or issuing shares of preferred stock at the present time. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If our shares become publicly quoted and our shares are quoted on the OTCQB or the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCQB or the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCQB and the OTCBB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB and OTCBB. If our shares become publicly quoted and our shares are quoted for sale on the OTCQB and the OTCBB, and we fail to remain current in our reporting requirements, we could be removed from the OTCQB and the OTCBB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

12

If our shares become publicly quoted, the market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly quoted public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

If our shares become publicly quoted, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price would be attributable to a number of factors. First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, has orally agreed to lend us, payable on demand without interest, all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on an initial flow of loans and their implementation producing positive results to attract new clients. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our sole director, Mr. Passmore, may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as Mr. Passmore may deem relevant at that time. We have not issued shares of our common stock in payment for services in the past. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Anti-takeover provisions may impede the acquisition of X-Treme Investments.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring X-Treme Investments to negotiate with, and to obtain the approval of, our sole director, Mr. Passmore, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of X-Treme Investments, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

13

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed services and our business will most likely fail. We do not have commitments for additional financing. To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

If our shares become publicly quoted, an active trading market in our shares may not be sustained.

If our shares become publicly quoted, an active trading market in our shares may not be sustained. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us. Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our securities as collateral for any loans.

If our shares become publicly quoted, our common stock will most likely be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

If our shares become publicly quoted, our shares of common stock will most likely be “penny stocks” because they most likely will not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

14

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly quoted, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Subscriptions to purchase shares in this offering are irrevocable and will be immediately available for our use without any escrow.

The execution of a subscription agreement by an investor constitutes a binding offer to purchase shares of our common stock. Once an investor subscribes for our shares, the investor will not be able to revoke his subscription. As stated elsewhere herein, the proceeds from the sale of our shares will not be subject to any escrow, but will be immediately available for our use. Consequently, those investors who purchase shares earlier in the offering will be substantially more at risk than those investors who purchase later in the offering, inasmuch as the later investors will have had the opportunity to assess the success of the offering before making an investment. In no event will the subscribed amounts be returned to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to X-Treme Investments and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

15

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of X-Treme Investments, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

●	Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;

●	Our ability to attract and retain qualified personnel to implement our growth strategies;

●	Our ability to fund our financing needs;

●	Competitive factors;

●	General economic conditions;

●	Changes in our business plan and corporate strategies; and

●	Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning X-Treme Investments and our business made elsewhere in this prospectus. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

16

USE OF PROCEEDS

The tables set out below show the use of the proceeds of this offering if all 100,000,000 shares of our common stock are sold. The investor should be aware that this offering provides that the proceeds received from the sale of any such shares will be immediately available for use by X-Treme Investments, without the requirement of the escrow of such proceeds. It is possible that the offering may terminate before all 100,000,000 shares are sold, and consequently, there is no way to accurately predict the entire amount of proceeds which may be available for use by X-Treme Investments at this time.

The principal purposes of this offering are to increase our equity base, finance our expected growth and to provide working capital. In addition, general operations are defined as the daily procedures used to operate the business including system and internal control. Working capital is defined as the capital of a business that is used in its day-to-day trading operations, calculated as the current assets minus the current liabilities. See “Business.” The anticipated use of proceeds is as follows:

Use of Proceeds	If 50,000,000 Shares are Sold	If 100,000,000 Shares are Sold
Offering Fees (1)	$2	$2
General Operations and working capital	40,500	80,500
Legal	5,798	7,000
Sales and Marketing	3,200	11,700
Office Supplies (2)	500	798
Total	$50,000	$100,000

(1)	No fees will be paid to any of our officers or directors in the sale of any shares sold by them pursuant to this prospectus.
(2)	Represents legal, accounting and consulting fees.

We believe that we will be able to partially satisfy our anticipated cash requirements for at least the next 12 months from the net proceeds of this offering and anticipated revenues from our operations. This estimate is based on certain assumptions, including among others, achieving revenue at least at budgeted levels, collection of receivables on a timely basis, continued expansion and conforming actual costs to estimates. The expenses anticipated to be incurred in expansion of our marketing capabilities cannot be predicted with certainty. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan.

There can be no assurance that unforeseen events will not occur which might reduce or eliminate anticipated revenue completely or increase anticipated expenses, in which case the net proceeds of this offering might satisfy our cash requirements for less than the anticipated time period. The foregoing represents our best estimate of our use of the net proceeds of the offering based on present planning and business conditions. We reserve the right to change our use of proceeds as unanticipated changes, such as increased expenses, rapid growth or intense competition may cause us to redirect our priorities and reallocate the proceeds for working capital purposes.

17

MARKET PRICE OF AND DIVIDENDS ON

OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, the shares of our common stock are not quoted for sale on any public market. As for our shares which may be sold subject to the provisions of Rule 144 under the Securities Act, please see “Prospectus Summary - The Offering,” and “Shares Eligible for Future Sale.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as June 30, 2014 on an actual basis.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our audited and unaudited financial statements and the related notes appearing elsewhere in this prospectus.

As of June 30, 2014
(Actual)
Common stock, $0.0001 par value per share; 500,000,000 shares authorized, 70,000,000 shares issued and outstanding and 170,000,000 and 120,000,000 pro forma	$7,000
Additional paid-in capital	23,077
Deficit accumulated during development stage	(33,906)
Total stockholders’ equity	$206

SELECTED FINANCIAL DATA

The following selected financial data are derived from our financial statements as of inception February 21, 2013, to June 30, 2014. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	February 21, 2013 (inception), to June 30, 2014
Revenue	$-0-	$-0-	$-0-
General and administrative expenses	1,844	-0-	6,541
Professional fees	14,760	1,500	27,365
Net Income(loss)	$(16,604)	$(1,500)	$(33,906)

18

DILUTION

Dilution figures based on the audited Financial Statements dated June 30, 2014. “Dilution” represents the difference between the offering price of the shares of our common stock and the net book value per share of our common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets.

X-Treme Investments net book value will be approximately $0.00056571 per share after giving effect to the sale of 100,000,000 shares of common stock in this offering. Therefore, any investor will incur an immediate and substantial dilution of approximately $(0.00043429) per share while our present stockholders, Anthony Passmore and Passmore Management Group, will realize an increase of $0.00051101 per share in the net tangible book value of the shares that they hold. This will result in a 43.4% dilution for purchasers of stock in this offering.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share	$0.001
Net Tangible Book Value Prior to this Offering	$(0.0000547)
Net Tangible Book Value After Offering	$0.0005657
Immediate Dilution per Share to New Investors	$$0.00043429

BUSINESS

Overview

X-Treme Investments, Inc. was incorporated in the State of Nevada on February 21, 2013. Since inception, we have not generated any revenues, and have not yet commenced full scale planned operations. We will not be profitable until we derive sufficient revenues and cash flows from our planned services. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan.

The Company

X-Treme Investments, Inc. is a development stage company incorporated in the State of Nevada on February 21, 2013. Our principal business objective is to develop and operate a consulting company that provides a full range of site selection, planning, development and management services for prospective residential and commercial income producing real estate investments. Since our incorporation, we have had only one employee and no revenues from operations and have a loss of $33,906 from February 21, 2013, (inception), through June 30, 2014. See “Business.” We have not yet secured a commitment for financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. We intend to begin identifying prospective projects and clients through the client networks of Anthony Passmore, our chief executive officer and principal shareholder, once we obtain sufficient working capital to finance our operations.

19

X-Treme Investments principal mission will be to create value for its clients by adhering to disciplined financial principals for the acquisition and development of residential and commercial incoming producing real estate and their operations. We intend to focus our efforts in the Midwest and Southern regions of the United States. Our strength will be derived through our ability to provide a full range of specialized in-house services including site selection, planning, development, and management. Our ability to identify suitable projects, as well as to attract new clients will give us a significant competitive edge within the field. Maintaining development as a specialized in-house function will allow us to move quickly when the situation warrants. Our prospective in-house consulting services will offer a complete range of matters; from working directly with the brokers, contractors to dealing with regulatory mandates. Our in-house services will examine a prospective project to determine opportunities to increase income, cut cost, and improve efficiencies. We will employ an active hands-on management style. Marketing, pricing, community relations, amenities, and other issues will be carefully studied to ensure operations remain on track. We hope to achieve economies of scale to reduce operating costs and benchmark performance ratings will be applied across the properties we evaluate to maintain quality. We will operate using a proven evaluation process based on our own database of marketing information and research capabilities. Location, income, cost structure, and management practices will be viewed to arrive at the asset’s potential. X-Treme Investments will position itself for the long-term and as a result, we will be in position to provide our investors with long-term value for their investment.

X-Treme Investments understands the nature of the ever-developing real estate industry. All properties or assets that we identify as suitable for acquisition will be profitable or have potential for profits. Although primarily focused in the Midwest and Southern regions of the United States, we will consider evaluating investments in other economically and demographically desirable markets. Investments in other target markets will be evaluated where strong relationships with the local community are present and an available mass of other properties can be quickly acquired in order to achieve expected economies of scale. If we are able to expand, we plan to target the Northeastern and Southeastern regions of the United States as we believe these markets provide excellent opportunities.

Investment Criteria

As part of our consulting services, we will apply the following investment criteria in the evaluation of properties our clients seek to acquire:

Property Type. X-Treme Investments will seek to identify assets that have superior location and or have upside potential.

Development. X-Treme Investments will develop a comprehensive program that will provide for responsible development in markets where demand is strong for new product. Taking calculated risks to generate higher yield, we will identify opportunities that will complement the acquisition portfolio of our clients.

Economics. We will target an attractive internal rate of return that depends upon the location and quality of the asset and the opportunity to enhance yield through diligent and efficient management. Each asset will be evaluated for its potential to provide a high un-leverage return within its holding period.

Business Strategy

Our primary business strategy will be to identify quality investments that provide stable initial returns with the opportunity to enhance yields through diligent and efficient management and comprehensive operational strategies. Investment focus on properties we evaluate will be geared towards their acquisition at a discount to replacement cost or development with strategic timing and providing high return on investment. The properties we identify will consist of assets which we believe can also achieve sustainable growth in cash flow. In the course of our evaluation, we will take into account fundamental trends in underlying property markets as determined by proprietary models, site visits, cash flow growth, stability and other factors we may determine from time to time to be relevant. We believe we are not a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once we are a reporting company, to be used as a vehicle for a private company to become a reporting company. Rule 419 defines a “blank check company” as a company that: (1) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (2) is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

As described herein, we have a very specific business purpose and a bona fide plan of operations. Our business plan and purpose is the acquisition and development of real estate investments for our clients and operation of companies and businesses involved primarily in the resurgent real estate industry. Although we may acquire companies that engage in operations similar to our objectives, our business plan is not to engage in a merger or acquisition with an unidentified company or companies, unless such company would further our mission as set forth above and herein.

20

In addition, we plan to be active in mergers, acquisitions, and operations of companies that provide mission-critical products, services, and solutions in diverse industries. We expect to offer deep in-house services and flexible acquisition solutions to sellers worldwide. In that regard, we expect to specialize in acquiring operationally complex businesses, finding undiscovered opportunity, and creating value. Hopefully, our portfolio companies will provide services or solutions; have established distribution networks; and will serve blue-chip customers. Also, we expect to provide operational insights based on a deep understanding of the businesses of our anticipated portfolio companies. Throughout the deal, transition, and ownership, we will attempt to apply operational guidance and resources in order to maximize value.

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team. The working capital requirements and the projected milestones are approximations and are subject to adjustments. Our initial baseline budget is based on minimum operations which will be financed from the proceeds of this offering. To the extent that we cannot raise the entire amount contemplated by this offering, we will be forced to seek additional funds to complete further development of our business. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.

We estimate generating initial revenues approximately 10 months following the closing of the offering. We plan to complete our milestones as follows:

•	0 - 4 Months. We will research potential residential and commercial income producing real estate projects for acquisition and development by our clients and seek alternative funding for these projects. In addition, website and other marketing/promotional activities will commence. Due diligence is to begin on identified projects.

•	5 - 7 Months. Identify additional properties which meet our client’s criteria. Seek additional funding.

•	8 - 9 Months. Establish a presence in the Northeastern United States with extended marketing efforts.

•	10 - 12 Months. Establish and explore projects and clients in the Southeastern region of United States with extended marketing efforts.

Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Through the date of this prospectus, Mr. Passmore has funded our working capital requirements by contributing cash to the company as additional capital. Mr. Passmore intends to continue to fund our working capital needs through cash contributions to our capital through the date of this prospectus. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the company, Mr. Passmore may lend us funds, payable on demand without interest, to operate our business until such time as we are able to raise capital or generate income. If Mr. Passmore is unable or unwilling to provide us with the funds that we need to operate our proposed business or we are unable to raise capital either through debt or equity, our business will most likely fail.

For the balance of 2014, X-Treme Investments will continue to identify investments which fall in-line with our investment criteria. Our criteria include geographic locations, conditions of investment, and cost benefits. Following the initial stage, a second stage to further identify which investments best qualify will be undertaken. This second stage may include on-site visits, communications directly with the owner, community impact and laws, etc. The third stage entails funding the investment. We will assist clients in fundraising activities once the registration statement of which this prospectus is a part has become effective. In addition, we will seek alternative financing resources as well as traditional resources. Once fundraising goals have been achieved, offers to purchase investments will be submitted. After terms have been agreed upon by both the seller and X-Treme Investments’ clients, a closing date will be set and the purchase of the investment will be completed.

21

X-Treme Investments is a consulting company engaged in the business of providing acquisition, development, and operations services and advice. Within acquisition and development, we will first locate good deals or properties below fair market value. Deferred maintenance type properties, distressed-owners and repair properties are a few properties we will consider. Motivated sellers are targeted and there are hundreds of reasons a seller could want to sell his property below the fair market value. The following are some of the most common reasons:

●	Death of the owner.

●	Financial crisis, owner needs fast cash.

●	A change in monthly cash flow.

●	Unexpected medical problems.

●	The owner is behind on payments.

●	Owners have abandoned the property.

●	Tired owner is unable or unwilling to continue dealing with tenants.

●	Owners cannot afford a payment increase due to an adjustable rate.

Locating great deals is a numbers game. The more offers submitted, the more offers accepted. It begins with marketing. All marketing and advertising are simple and easy to read. They include a clear message and contact information. Some of the marketing and advertising techniques to be applied are:

●	Signs. Nailing and posting simple signs in targeted area.

●	Newspaper Ads. Running ads in local free weekly newspaper. Free community papers are inexpensive and yet have a large circulation.

●	Mailers. Direct mail can be a real winner when it comes to locating motivated sellers. Drafting a very simple letter that clearly communicates the message and bulk mail it to the target market. Postcards are a more inexpensive option.

●	Yellow Pages. Placing ads in the local yellow pages. These ads will continue to produce for many months.

●	Radio. Radio ads offer more bang for the money.

A magic formula for finding good deals that will work all the time in every area does not exist. Every city and market is unique. And thus, we will apply different techniques in different markets:

●

Property Spotters. Meter readers, delivery men, couriers, bottle water delivery guys, property inspectors, pool service personnel, lawn maintenance workers, and mailmen are property spotters we plan to use to identify properties.

●	Probate Courts. Information can be found on death and divorce filings at the probate court office. The probate court is full of motivated sellers that may need a quick liquidation of their assets.

●	Attorneys. Probate attorneys usually handle the sale of the deceased person’s estate for their heirs.

22

Profit potential starts by purchasing products at a discount. The first priority is the property’s value. If there is no profit or potential profit in the property there is no reason to purchase property. We will start this process by determining the fair market price. Comparables are used to assist in determining the fair market value. In book world terms, each comparable should be a facsimile of the subject property. However in the real world it is sometimes impossible to find one. And so, we will determine comparables based on:

●	Sold comparables.

●	Comps sold within most recent six months.

●	The DOM (Date of Month) is within 90 days or less. The DOM of the comps will give an idea of how long the subject property would take to sell.

●	Comparable are within one square mile of the subject property.

●	Similarities in property conditions.

We will next estimate the fair market value. Average the comparable (at least three) and add the sold prices together and then divide them by the number of comparables. This is one reason why there needs to be a properly estimated property condition and the cost of rehab if required, to calculate proper price. No matter what the condition of the subject property, at least one actual bid or estimate for any needed repairs. Each rehab property falls into three rehab categories based on the amount of repairs needed before it can be resold. One, light rehab, which consists of mostly cleaning and some simple work totaling less than 5% of the fair market value. Rehab plus would have cleaning and some updates totaling 10% of the fair market value. And last, a full rehab can be any project that includes big ticket items and or repairs totaling between 10-50% of the fair market value. The history of the property is researched.

Understanding the property history, gives leverage in negotiation. Initial negotiation may involve an oral proposal or verbal offer that will eventually be followed up with a formal contract. Along with the contract, negotiations will begin on other items of the sale. These will include all conditions of the sale, the earnest money deposit amount and due date, all contingencies, the timeframe for all inspections, and the closing date. Contract negotiation will continue until a mutual agreement regarding all of these items have been reached and will conclude once all parties have signed off on a fully executable contract. The key to a relatively smooth purchase transaction is anticipating potential problems in advance. In this event, we would recommend adding an escape clause, provision or contingency clause to cancel the contract without penalty. These clauses are set in place to protect the buyer in case the buyer cannot perform or choose not to perform on certain aspects of the contract. We will recommend inclusion of an assignment clause for all purchase contracts. Assignment of contract is simply signing over the contract directly to another buyer or private investor for a percentage of the deal. The new buyer or investors takes over from there; attending the closing, undertaking any repair work to get the property in resale condition, and reselling the property. Therefore assignment effectively accomplishes of wholesaling the deal without having to go through the closing process and the costs associated with taking full title to a property. Contrary to what some may tell you, wholesaling by assignment of contract is legal. In fact, right at the top of most state bar contracts it will read, “and/or assignees” right next to the buyers’ name. The assignment advantages are:

●	A real estate license is not required when purchasing or selling property for the contract owner, only when purchasing and selling for others. When there is an assigned contract, the contract itself is the commodity. Therefore the contract is being sold and not the real estate.

●	The name of the buyer indentified in the contract is not on the title because the original buyer never closes on the property.

●	After assignment, the assignee takes care of all the costs of repair or rehap, and the resale of the property on their own.

●	There are no closing costs because assignment is not subject to a formal closing and the expenses associated with a traditional transaction.

●	The original buyer is paid immediately.

●	If a prospective buyer were to purchase a property and then resell it, two transactions would be recorded. With assignment of contract, only one transaction is publicly recorded because the assignment is part of the resale. This means that when the buyer goes to resell the property the lower purchase price will not show up.

23

Assignment percentages are based on the total profitability of the deal, condition of the property, and the number of investors interested in the deal. A deal with a high profit margin and in need of little rehab will generally bring a higher assignment fee than a deal that can be bought cheap but needs a great deal of work to become market ready. Also, the more interested investors, the higher the assignment fee. A contract is non-assignable only when the contract expressly prohibits assignment. Therefore, it is paramount that the purchase contracts retain the buyer’s rights to assign in writing on the purchase agreement. There are certain deals where assignment is not an option. Particular banks or lenders that are forced to comply with policies expressly forbid assignments. In this instance, we will consider recommending an assignment alternative. At the point of an alternative, we will recommend a move in another direction or engage in a joint venture. With a joint venture, the buyer will receive a pre-agreed percentage of the net profit once the property has been resold. For our purposes, we may recommend investors to a joint venture in order to avoid a contract that is non-assignable. With a fully executed joint venture contract, the joint venture partner who contributes the funds for closing pays for the acquisition even though the joint venture is the only party on the contract. For this type of joint venture, the joint ownership percentage is the same amount received on a normal assignment. The percentage will depend upon how far under market value the property is purchased.

Another segment of our business is the operation and service of companies. We will engage in judgment recovery within small claims. We will focus on collecting claims from individuals and businesses that had been granted a judgment in a court of law. These claims for the most part are filed away with their judgments for years. We will get the money back for the clients that have been granted a financial judgment. There are no up-front fee costs to the clients and any costs incurred are reimbursed out of the judgment once collected. Our client will pay nothing out of their own pocket. There are two basic ways to take assignment. Both methods involve transferring ownership to the assignee. That is important because it allows X-Treme Investments to collect the judgment. Also, judgments accrue interest starting from judgment day. We will offer an assignment contract to our client stating the terms of the recovery once collected. This will be the most common form we utilize. There are no time limits for our assignments to collect. The second method we will use is to purchase the judgment outright. We will pay the judgment holder an estimated $0.05-$0.10 on the dollar upfront. The benefit is the potential profit would be much higher than keeping half of the money collected. The drawback to this method is the potential to lose money if the recovery is not large enough or not collected at all. We may use one or more of the following methods to enforce or collect judgments:

●	Wage Garnishment. In most states garnishment of a judgment debtor’s wages is allowed. The law typically allows 25% of the judgment debtor’s wages to be intercepted.

●	Voluntary Payment. The debtor submits payment directly to the company voluntarily.

●	Seizure of Bank Accounts. The court will act on our direction to seize funds in checking, saving, or even mutual fund accounts. Anything in the account(s) at the time the bank is notified must be frozen and then turned over.

●	Settlement. As the legal judgment owner and creditor, we have the authority to accept a settlement in lieu of collecting the full judgment amount. This is very useful as a means of working with judgment debtors-particularly commercial/business debtors-toward a reasonable solution everyone can live with. We may structure settlements that are half barter for goods or services.

●	Lien. A judgment lien attaches to property and clouds the title until the judgment is paid.

●	Foreclosure. We are within legal boundaries by foreclosing on property to satisfy a judgment.

X-Treme Investments will employ a number of methods to collect judgments and a number of methods to locate judgment holders. The collection of unclaimed debt is a multi-billion dollar business that grows daily.

24

Affiliated Property Manager

If our clients, some of whom may be affiliates, purchase real properties, we would seek to manage their properties. As a result, when the property owner is an affiliate of our company, our agreements with affiliates will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Salaries, fees, and other compensations have not been determined nor has the property been identified. As of the date of this prospectus, there is no way of knowing if any such property management contracts will be with our affiliates.

Sales and Marketing

We expect to engage a public relations firm and utilize social media to market X-Treme Investments. In addition to the marketing of X-Treme Investments, we will hire real estate brokers to advertise, market, and sell properties on behalf of our clients.

Competition

X-Treme Investments has many established competitors, some of whom are Deloitte, Grubb-Ellis, and Kingsley Associates. There are limited barriers to entry and new competitors frequently enter the market. The competition is competent, experienced and have greater financial and marketing resources than we do at the present time. Some of our competitors also offer a wider scope of services and have greater name recognition within the industry. These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company. We believe that existing and new competitors will continue to improve their services and introduce new services with competitive price and performance characteristics.

In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case. In addition, competitors may enter our existing markets, or we may be unable to compete successfully against existing or new competition.

Employees

As of the date of this prospectus, we have one employee, Anthony Passmore, our chief executive officer and president. Mr. Passmore currently devotes approximately 10 hours a week to our business and is responsible for the primary operations of our business. Once the offering described in this prospectus closes, Mr. Passmore plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business. There is no formal employment agreement with Mr. Passmore. X-Treme Investments is not a party to a collective bargaining agreement with its employee and X-Treme Investments believes that its relationship with its employee is satisfactory.

X-Treme Investments does not currently anticipate that it will hire any additional employees in the next six months. However, as its operations expand, X-Treme Investments will need to employ the persons that it may need. X-Treme Investments does not feel that it would have any difficulty in locating needed help in the Detroit metropolitan area.

From time-to-time, X-Treme Investments anticipates that it will use the services of independent contractors and consultants to support its business development or that of its clients. X-Treme Investments believes its future success depends in large part upon the continued service of its senior management personnel and its ability to attract and retain highly qualified managerial personnel.

25

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives in the future. Such failure could materially and adversely affect our future growth and financial condition.

Properties

X-Treme Investments’ maintains a business address at 1401 West Fort Street, P.O Box No. 311082, Detroit, Michigan 48231. We conduct some operations at the home of Anthony Passmore, our sole officer, director, and controlling stockholder at no charge. As our business grows, we expect to relocate and will be required to pay rent for other offices we may require. We believe that our existing facilities are adequate for our current needs for the foreseeable future and if additional space is needed, it would be available on favorable terms at an acceptable location.

Legal Proceedings

X-Treme Investments is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our clients and others but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the financial statements which are attached to this prospectus. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “X-Treme Investments,” all refer to X-Treme Investments, Inc. as of the date of this prospectus. See “Business.”

Seasonality

Our proposed business is not subject to seasonality.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher. We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls. While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results. However, inflation may become a factor in the future.

Impact of Current Economic Times

The current recessionary times have caused serious delays in the growth plans of a substantial number of businesses. Sales are sluggish and for the most part, down sharply, depending on the industry. As a result, operating costs are up significantly as many businesses cannot cut fixed overhead without hurting future turnaround results during an improved economy. Our strategic plan includes the development of methods for reduction of costs and maximizing of efficiencies; through improved internal operating procedures and controls.

26

We believe we will achieve growth through these times by direct marketing to other service providers and partnering with them in the servicing of their, as well as our own, clients in the implementation of jointly-developed growth plans.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported. Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations. Specifically, critical accounting estimates have the following attributes:

●	We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

●	Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations for the Year Ended March 31, 2014 and the Period from February 21, 2013 (inception) to March 31, 2013:

The following table summarizes selected items from the statement of operations for the year ended March 31, 2014 and the period from February 21, 2013 to March 31, 2013, respectively.

	For the	February 21, 2013
	Year Ended	(inception) to	Increase /
	March 31, 2014	March 31, 2013	(Decrease)
Revenue	$-	$-	$-

General and administrative	4,247	450	3,797
Professional Fees	12,605	-	12,605
Total Operating Expenses	16,852	450	16,402

Net Operating Loss	(16,852)	(450)	16,402

Net Loss	$(16,852)	$(450)	$16,402

Revenues:

The Company was established on February 21, 2013 and is in the development stage and had no revenues or operations during the year ended March 31, 2014 and the period from February 21, 2013 (inception) to March 31, 2013.

General and Administrative:

General and administrative expense was $4,247 for the year ended March 31, 2014 compared to $450 for the period from February 21, 2013 (inception) to March 31, 2013. Our general and administrative expenses increased by $3,797 for the year ended March 31, 2014 compared to the period from February 21, 2013 (inception) to March 31, 2013 due primarily to expenses related to our filings with the Securities and Exchange Commission (“SEC”).

Professional Fees:

Professional fees expense was $12,605 for the year ended March 31, 2014 compared to $-0- for the period from February 21, 2013 (inception) to March 31, 2013, an increase of $12,605. Our professional fees increased by $12,605 for the year ended March 31, 2014 compared to the period from February 21, 2013 (inception) to March 31, 2013 due to payments of legal and audit fees as we began the process of filing our Form S-1 with the SEC.

27

Net Operating Loss:

The net operating loss for the year ended March 31, 2014 was $16,852, or ($0.00) per share, compared to a net operating loss of $450, or ($0.00) per share for the period from February 21, 2013 (inception) to March 31, 2013. Our net operating loss increased by $17,302 for the year ended March 31, 2014 compared to the period from February 21, 2013 (inception) to March 31, 2013 due primarily to payments of legal, audit and filing fees as we began the process of filing our Form S-1 with the SEC.

Net Loss:

The net loss for the year ended March 31, 2014 was $16,852, or ($0.00) per share, compared to a net loss of $450, or ($0.00) per share for the period from February 21, 2013 (inception) to March 31, 2013. Our net loss increased by $17,302 for the year ended March 31, 2014 compared to the period from February 21, 2013 (inception) to March 31, 2013 due primarily to payments of legal, audit and filing fees as we began the process of filing our Form S-1 with the SEC.

Liquidity and Capital Resources

Our primary source of liquidity has been expenses paid by Anthony Passmore, our sole officer and director and controlling stockholder. No proceeds of this offering will be used to reimburse Mr. Passmore. As of March 31, 2014, we had $128 in cash and cash equivalents.

Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, will cover all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

As of March 31, 2014, we had outstanding liabilities of $0.

Results of Operations for the Three Months Ended June 30, 2014 and June 30, 2013:

The following table summarizes selected items from the statement of operations for the three months ended June 30, 2014 and 2013, respectively.

	For the	For the
	Three Months Ended	Three Months Ended	Increase /
	June 30, 2014	June 30, 2013	(Decrease)
Revenue	$-	$-	$-

General and administrative	1,844	-	1,844
Professional Fees	14,760	1,500	13,260
Total Operating Expenses	16,604	1,500	15,104

Net Operating Loss	(16,604)	(1,500)	(15,104)

Net Loss	$(16,604)	$(1,500)	$(15,104)

28

Revenues:

The Company had no revenues during the three month periods ended June 30, 2014 and 2013.

General and Administrative:

General and administrative expense was $1,844 for the three month period ended June 30, 2014 compared to $0 for same period in 2013. The increase of $1,844 was due primarily to expenses related to our activities in connection with our filings with the Securities and Exchange Commission (“SEC”).

Professional Fees:

Professional fees expense was $14,760 for the three month periods ended June 30, 2014 compared to $1,500 for the same period in 2013. The increase of $13,260 was due to payments of legal and audit fees incurred in connection with our continued filings with the SEC related our Form S-1.

Net Operating Loss and Net Loss:

The net operating loss and Net Loss for the three month periods ended June 30, 2014 was $16,604, or ($0.00) per share, compared to a net operating loss of $1,500 or ($0.00) per share for the same period in 2013. Our net operating loss increased by $15,104 due to increases in general and administrative expenses and professional fees discussed above.

Liquidity and Capital Resources

Our sole primary source of liquidity has been expenses paid by Anthony Passmore, our sole officer and director and controlling stockholder. As of June 30, 2014, we had $0 in cash and $206 for prepaid expenses.

Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, will cover all of our expenses of operation. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

As of June 30, 2014, we had outstanding liabilities of $4,035.

Financing Activities

We will have to raise capital by means of borrowings or through a private placement or a subsequent registered offering of our securities. At present, we do not have any commitments with respect to future financings. If we are unable to raise adequate capital, in the near term, to finance all phases of a client corporate consulting assignment, our proposed business will experience slow growth because it will be very hard to compete for business without a sound capital base to support advisory and implementation efforts on our suggested corporate growth strategies.

At present, we do have sufficient capital on hand to fund very limited operations for the immediate future. Our income on current and expected assignments (and continued support from Anthony Passmore, our sole officer and director), is believed to be sufficient to support current capital demands. Management estimates that we will need at least $50,000 to fund our proposed projects over the next 12 months.

Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and based solely on compensation from consulting assignments with no guarantee of obtaining any such assignments over the next 12 months. Internally generated funds, alone, will not be sufficient to implement this phase of our business plan. Although Mr. Passmore has agreed to pay the expenses of this offering without being reimbursed by the Company, until such time as we are able to raise capital or generate income, Anthony Passmore, our principal stockholder, sole officer and director, has agreed to lend us funds, payable on demand without interest, to operate our business. If Mr. Passmore is unable to provide the funds that we need to operate our proposed business or we are unable to raise capital either debt or equity, our business will most likely fail.

Legal and accounting expenses are significant for a reporting company and we will have to cover them out of limited consulting operations fees due to lack of adequate funding. This may place additional constraints on the growth prospects of X-Treme Investments as it may have to curtail added assignments for lack of adequate working capital to manage these new assignments. If sufficient capital is not raised over the next 12 months, the limited consulting assignments currently available will not be sufficient to sustain our long term operations as a public company, and we could fail.

29

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions in U.S. dollars. We are, therefore, not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.

Stock-Based Compensation

We recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period.

Recently Issued Accounting Pronouncements

In July 2013, FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company’s Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

●	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

30

●	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

31

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

Executive Officers and Directors of X-Treme Investments

The following table sets forth information concerning the directors and executive officers of X-Treme Investments and X-Treme Investments as of the date of this prospectus:

Name	Age	Position(s)	Position(s) Held Since
Anthony Passmore	45	Chairman of the Board, President and Chief Executive Officer, Secretary	2013

The members of X-Treme Investments’ board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by X-Treme Investments’ board. X-Treme Investments board has fixed the number of X-Treme Investments’ directors at one.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified or until his earlier death, resignation or removal. There are no family relationships among X-Treme Investments’ directors and officers.

We may employ additional management personnel, as X-Treme Investments’ board of directors deems necessary. X-Treme Investments has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for X-Treme Investments’ directors and executive officer is set forth below.

Anthony Passmore has been our chairman, president, chief executive officer and a director since February 21, 2013. From 1999 until the present, Mr. Passmore has been the owner of Passmore Management Group located in Detroit, Michigan, which owns, manages, purchases, and sells real estate. From 1995 until 1999, Mr. Passmore worked for Independent Broker in Detroit, Michigan, as a branch manager, where he managed investment portfolios and supervised stockbrokers. From 1992 until 1995, Mr. Passmore worked at Thomas James Associates in Atlanta, Georgia as an investment banker where he managed investment portfolios. From 1990 until 1992, Mr. Passmore worked at Chatfield Dean in Atlanta, Georgia as an investment banker, where he managed investment portfolios. Mr. Passmore graduated from Western Michigan University in 1990 with a degree in Industrial Marketing. In addition, Mr. Passmore holds series 7 and 24 licenses issued by FINRA. Mr. Passmore has experience in managing, supervising, marketing other businesses including bars, restaurants, and concert venues.

32

As the Chief Executive Officer of our company, Mr. Passmore brings our board his considerable experience in the strategic planning and growth of companies and qualifies him to serve as a director or our company.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors. However, X-Treme Investments has adopted charters for these committees, in the event that X-Treme Investments elects to implement them. At the present time, we do not have any plans to implement the committees and cannot predict when we might do so. Copies of the charters for each proposed committee are attached as exhibits to the registration statement for this prospectus.

The responsibilities of these committees are fulfilled by X-Treme Investments’ sole director, Mr. Passmore. He participates on all these committees and is not considered “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as X-Treme Investments’ financial constraints have made it extremely difficult to attract and retain qualified independent board members. In addition, X-Treme Investments does not currently have an “audit committee financial expert” as such term is defined in the Securities Act. Since X-Treme Investments does not have any of the subject committees, X-Treme Investments’ sole director, Mr. Passmore, participates in all of the considerations with respect to X-Treme Investments’ audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

●	A director who is, or at any time during the past three years was, employed by the company;

●	A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation. Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d);

●	A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

●	A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

●	A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of X-Treme Investments’ board of directors at a later date, depending upon X-Treme Investments’ ability to reach and maintain financial stability.

33

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee. The board approves the selection of X-Treme Investments’ independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants X-Treme Investments’ annual operating results, considers the adequacy of X-Treme Investments’ internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

No member of our board of directors qualifies as a financial expert as defined by Section 407 of The Sarbanes-Oxley Act of 2002. Furthermore, Mr. Passmore, our sole director is not independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his capacity as a member of the audit committee, our board of directors or any other board committee:

●	Accept directly or indirectly any consulting, advisory or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

●	Be an affiliated person of the issuer or any subsidiary thereof.

Nomination Committee

The size of X-Treme Investments’ board, at this time, does not require a separate nominating committee. When evaluating director nominees, X-Treme Investments’ sole director, Mr. Passmore, will consider the following factors:

●	The appropriate size of X-Treme Investments’ board of directors;

●	X-Treme Investments needs with respect to the particular talents and experience of X-Treme Investments’ directors;

●	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

●	Experience in political affairs;

●	Experience with accounting rules and practices; and

●	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

X-Treme Investments goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

34

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in X-Treme Investments’ best interests as well as X-Treme Investments’ stockholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to X-Treme Investments’ business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, X-Treme Investments has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although X-Treme Investments reserve the right in the future to retain a third party search firm, if necessary. The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve X-Treme Investments’ best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the effective date of the registration statement of which this prospectus is a part, under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of X-Treme Investments’ common stock will be required to file forms reporting their beneficial ownership of X-Treme Investments’ common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons will also be required to furnish management with copies of all forms so filed.

Communication with Directors

Stockholders and other interested parties may contact the sole director of X-Treme Investments by writing to him at X-Treme Investments, Inc., c/o Anthony Passmore, 1401 West Fort Street, No. 311082, Detroit, Michigan 48231.

Our sole director, Mr. Passmore, has approved a process for handling letters received by X-Treme Investments and addressed to any of X-Treme Investments’ directors. Under that process, our corporate secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by X-Treme Investments that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of X-Treme Investments’ affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that X-Treme Investments own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with X-Treme Investments with respect to operations, including financing and marketing, management time and services and potential clients. These activities may give rise to conflicts between or among the interests of X-Treme Investments and other businesses with which X-Treme Investments’ affiliates are associated. X-Treme Investments affiliates are in no way prohibited from undertaking such activities, and neither X-Treme Investments nor its stockholders will have any right to require participation in such other activities.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to X-Treme Investments at the time it is authorized or approved by our directors.

35

When we do purchase real properties they may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our advisory management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Salaries, fees, and other compensations have not been determined nor has the property manager been identified. As of the date of this prospectus, there is no way of knowing if any such property manager will perform services for any other entity.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

X-Treme Investments has adopted a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to its president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

●	Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by X-Treme Investments with the Securities and Exchange Commission or disclosed to X-Treme Investments’ stockholders and/or the public.

●	Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by X-Treme Investments in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

●	Each officer shall promptly notify X-Treme Investments’ general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or X-Treme Investments’ Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in X-Treme Investments’ financial reporting, disclosures or internal controls.

●	Each officer shall immediately bring to the attention of X-Treme Investments’ general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to X-Treme Investments and the operation of our business, by X-Treme Investments or any of its agents.

●	Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on X-Treme Investments’ board of directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will provide to any person without charge, upon request, a copy of our Code of Ethics. Any such request should be directed to our corporate secretary at 1401 West Fort Street, No. 311082, Detroit, Michigan 48231, telephone (248)773-1601, or by e-mail at xtremeinvestmentsinc@gmail.com.

36

Summary of Cash and Certain Other Compensation

At present X-Treme Investments has only one executive officer. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

●	A base salary;

●	A performance bonus; and

●	Periodic grants and/or options of our common stock.

Base Salary. X-Treme Investments chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose. At present, we do not possess such funds, and have not made any decision with respect to compensation for our officers and employees.

Summary Compensation Table

The following table sets forth, for the last two fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the “Named Officers.” No other executive officer of X-Treme Investments received compensation in excess of $100,000 during the year ended March 31, 2014 and the period from February 21, 2013 (inception), to June 30, 2014.

We currently have only one executive officer. Our tables reflect the total compensation accrued for the years indicated. The amounts consist of a base salary only for those periods. Due to operating limitations and results of operations during those periods listed there were no performance bonuses or grants of options and or stock incentives. This does not preclude future periods from including such amounts. There was no interest accrued on these amounts nor will we accrue interest on such amounts.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Anthony Passmore (1)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Anthony Passmore (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	X-Treme Investments chief executive officer.

37

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of March 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Passmore (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	X-Treme Investments chief executive officer.

Director Compensation

The following table provides concerning the compensation of our directors for the year ended March 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Passmore	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this prospectus, X-Treme Investments does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

X-Treme Investments has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Anthony Passmore is a promoter, pursuant to the rules of the SEC. However, as disclosed below in “Principal Stockholders,” Mr. Passmore owns 60,000,000 shares of our common stock directly and 10,000,000 shares through his affiliate, Passmore Management Group, which gives him the power to vote 100 percent of the shares of our common stock issued and outstanding on the date of this prospectus.

At the time of the formation of X-Treme Investments, Inc. we issued 60,000,000 shares of our common stock to Anthony Passmore, and 10,000,000 shares of our common stock to Mr. Passmore’s affiliate, Passmore Management Group, as founder’s shares. All securities bear a legend restricting their disposition.

All securities bear a legend restricting their disposition.

38

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, information concerning ownership of our securities by:

●	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

●	Each of our directors;

●	Each of our named executive officers; and

●	All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2)
	Number	Percent
Anthony Passmore (3) (4)	60,000,000	90
All directors and officers as a group (one person)	60,000,000	90
Passmore Management Group (3)	10,000,000	10

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of these shareholders is c/o X-Treme Investments, Inc., 1401 West Fort Street, No. 311082, Detroit, Michigan 48231. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. As of the date of this prospectus, there were issued and outstanding 70,000,000 shares of our common stock.

(3)	Passmore Management Group is owned and controlled by Anthony Passmore. Consequently, as of the date of this prospectus, Mr. Passmore has the power to vote 70,000,000 shares of our common stock.

As indicated in the table above, Anthony Passmore, our sole officer and director, owns directly and indirectly, 70,000,000 shares of our common stock which equates to 100 percent of our common stock, as of the date of this prospectus. The voting rights of the 60,000,000 shares of our common stock owned by Mr. Passmore, and the 10,000,000 shares of our common stock owned through Mr. Passmore’s affiliate, Passmore Management Group, will provide Mr. Passmore with voting rights equal to 70,000,000 shares of our common stock, which amount will equal 41 percent of the outstanding shares of our common stock, if all 100,000,000 shares offered by this prospectus are sold. As a result, Anthony Passmore will be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

During the last five years, Anthony Passmore, a citizen of the United States, has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and was not party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

●	The operation of which may at a subsequent date result in a change in control of the registrant; or

●	With respect to the election of directors or other matters.

39

DESCRIPTION OF SECURITIES

The authorized capital stock of X-Treme Investments consists of 500,000,000 shares of common stock, $0.0001 par value per share (the “common stock”). As of the date of this prospectus, 70,000,000 shares of our common stock were issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of X-Treme Investments’ articles of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation, should we decide to provide for preferred stock at a later time. Presently, we have no plans to authorize the issuance of preferred stock.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, (but presently by our sole director, Mr. Passmore), out of legally available funds. In the event of the dissolution, liquidation or winding up of X-Treme Investments, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and non-assessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of X-Treme Investments with any corporation, or any liquidation or disposition of any substantial assets of X-Treme Investments.

Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future.

Transfer Agent

We intend to appoint a transfer agent for our common stock prior to offering our securities for sale.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

40

Board of Directors

The business and affairs of X-Treme Investments are managed under the direction of our board of directors, which currently consists of one member, Anthony Passmore. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member. There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

●	Our chairman of the board, or our president if there is no chairman;

●	The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

●	Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2014 on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. In addition, X-Treme Investments is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada law.

41

Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling X-Treme Investments under the indemnification provisions, or otherwise, X-Treme Investments is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes. As permitted by Nevada law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of X-Treme Investments. To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

In the future following the date of this prospectus, shares of our outstanding common stock may be issued and sold by X-Treme Investments in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale. Such shares may be sold only pursuant to an effective registration statement filed by X-Treme Investments or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

42

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

●	If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

●	If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

●	Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

PLAN OF DISTRIBUTION

All of the shares to be offered to the purchasers of our stock pursuant to this prospectus will be offered directly on a “best efforts” basis by X-Treme Investments, through our officers and directors, without the use of any underwriter or placement agent. No fees will be paid to any of our officers or directors in the sale of any shares of our common stock sold by our officers or directors pursuant to this prospectus. We will bear all costs associated with the registration.

The offering price of $0.001 per share for our common stock to be sold pursuant to this prospectus was determined arbitrarily.

In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and we comply with the requirements of state law. In that regard, we intend to offer shares pursuant to this offering in the States of Delaware, Florida, Indiana, Michigan, Ohio, and Georgia. We may offer our shares in other jurisdictions, if we determine it is in our best interest to do so, or we are otherwise required by law. We intend to register our shares in the various states where we make an offering.

Although we do not currently contemplate doing so, we may enter into relationships with a placement agent who is a licensed broker-dealer in the future which could require us to pay commissions or other compensation. If we employ a placement agent who is a licensed broker-dealer to assist in the sale of our shares, we will update this prospectus to identify the placement agent and provide all appropriate related disclosure and the fact that the placement agent is an underwriter under the Securities Act.

43

Mr. Passmore is deemed to be an underwriter under the Securities Act.

Mr. Passmore is an officer, director, and employee of X-Treme Investments, Inc., and he will rely on Rule 3a4-1 of the Exchange Act in conducting the offering of our shares. In that connection, Mr. Passmore:

●	Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act, at the time of his participation in the offering of the securities; and

●	Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	Is not at the time of his participation an associated person of a broker or dealer; and

●	Meets the conditions of any one of paragraph (a)(4) (ii), or (iii) of said section.

●	Mr. Passmore meets all of the following conditions:

(A) Mr. Passmore primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of X-Treme Investments otherwise than in connection with transactions in securities; and

(B) Mr. Passmore was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

(C) Mr. Passmore does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Mr. Passmore restricts his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by an officer or director of the Issuer;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act, or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

This offering may be terminated in the event that, among other things

●	Certain specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities; or

●	Other events have occurred or are pending or threatened which, in our judgment, materially impair the investment quality of the shares.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Legal & Compliance, LLC.

44

EXPERTS

The financial statements for the year ended March 31, 2014, the period from February 21, 2013 (inception) to March 31, 2013, and the period from February 21, 2013 (inception) to March 31, 2014 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year. In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to X-Treme Investments and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants. These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

45

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of March 31, 2014 and 2013	F-2

Statements of Operations for the year ended March 31, 2014, the period from February 21, 2013 (inception) to March 31, 2013 and the period from February 21, 2013 (inception) to March 31, 2014	F-3

Statement of Stockholders’ Equity (Deficit) for the period from February 21, 2013 (inception) to March 31, 2014	F-4

Statements of Cash Flows for the year ended March 31, 2014 and the period from February 21, 2013 (inception) to March 31, 2013 and the period from February 21, 2013 (inception) to March 31, 2014	F-5

Notes to Financial Statements	F-6

Balance Sheets as of June 30, 2014 (unaudited) and March 31, 2013	F-11

Statements of Operations for the three months ended June 30, 2014 and June 30, 2013 and the period from February 21, 2013 (inception) to June 30, 2014 (unaudited)	F-12

Statement of Stockholders’ Equity (Deficit) for the period from February 21, 2013 (inception) to June 30, 2014 (unaudited)	F-13

Statements of Cash Flows for the three months ended June 30, 2014 and June 30, 2013 and the period from February 21, 2013 (inception) to June 30, 2014 (unaudited)	F-14

Notes to Financial Statements as of June 30, 2014 (unaudited)	F-15

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

X-Treme Investments, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of X-Treme Investments, Inc. (A Development Stage Company) as of March 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended March 31, 2014, the period from February 21, 2013 (inception) through March 31, 2013, and the period from February 21, 2013 (inception) through March 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Treme Investments, Inc. as of March 31, 2014 and 2013, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 3, 2014

F-1

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2014	March 31, 2013
ASSETS

Current assets:
Cash	$128	$50
Prepaid expenses	4,415	1,500
Total current assets	4,543	1,550

Total assets	$4,543	$1,550

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-	$-
Total current liabilities	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 70,000,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	14,845	(5,000)
(Deficit) accumulated during development stage	(17,302)	(450)
Total stockholders’ equity (deficit)	4,543	1,550

Total liabilities and stockholders’ equity (deficit)	$4,543	$1,550

The accompanying notes are an integral part of these financial statements.

F-2

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the	February 21, 2013	February 21, 2013
	Year Ended	(inception) to	(inception) to
	March 31, 2014	March 31, 2013	March 31, 2014

Revenue	$-	$-	$-

Operating expenses:
General and administrative	4,247	450	4,697
Professional fees	12,605	-	12,605
Total operating expenses	16,852	450	17,302

Net operating loss	(16,852)	(450)	(17,302)

Net loss	$(16,852)	$(450)	$(17,302)

Weighted average number of common shares outstanding - basic and fully diluted	70,000,000	70,000,000

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-3

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balance, February 21, 2013 (Inception)	-	$-	$-	$-	$-

Issuance of common stock to founders at $0.0001 per share	70,000,000	7,000	(7,000)	-	-

Forgiveness of related party debt	-	-	2,000	-	2,000

Net loss from February 21, 2013 (inception) to March 31, 2013	-	-	-	(450)	(450)

Balance, March 31, 2013	70,000,000	$7,000	$(5,000)	$(450)	$1,550

Forgiveness of related party debt	-	-	19,845	-	19,845

Net loss for the year ended March 31, 2014	-	-	-	(16,852)	(16,852)

Balance, March 31, 2014	70,000,000	$7,000	$14,845	$(17,302)	$4,543

The accompanying notes are an integral part of these financial statements.

F-4

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the	February 21, 2013	February 21, 2013
	Year Ended	(inception) to	(inception) to
	March 31, 2014	March 31, 2013	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(16,852)	$(450)	$(17,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(2,915)	(1,500)	(4,415)
Net cash used in operating activities	(19,767)	(1,950)	(21,717)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related party	19,845	2,000	21,845
Net cash provided by financing activities	19,845	2,000	21,845

NET CHANGE IN CASH	78	50	128
CASH AT BEGINNING OF PERIOD	50	-	-

CASH AT END OF PERIOD	$128	$50	$128

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH FINANCING ACTIVITIES:
Forgiveness of related party debts	$19,845	$2,000	$21,845
Issuance of common stock to founders	$-	$7,000	$7,000

The accompanying notes are an integral part of these financial statements.

F-5

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

X-Treme Investments, Inc. (“the Company”) was incorporated in the state of Nevada on February 21, 2013 (“Inception”). The Company is engaged in the business of acquisition, development, and operations services of companies that will provide services and solutions in diverse industries.

We plan to acquire and develop investments which fall in-line with our investment criteria, which includes identifying good geographic locations, favorable conditions of investment and beneficial cost/benefit scenarios. We also plan to provide operation services for companies if the opportunity arises. These services will include engagements in judgment recovery within small claims, whereby we will focus on collecting claims from individuals and businesses that had been granted a judgment in a court of law.

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has adopted a fiscal year end of March 31.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2014 and 2013, respectively.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 21, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Revenue Recognition

Revenue is recognized when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

F-6

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Financial Statements

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on our financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

●	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

●	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 has not had a material impact on our financial position or results of operations.

F-7

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Financial Statements

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 has not had a material impact on our financial position or results of operations.

Note 2 - Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $17,302 and used net cash in operating activities of $21,717 from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Parties

Notes Payable

From time to time, the Company has received short term loans from our officer that were forgiven and contributed to capital as disclosed in Note 4 below, resulting in contributed capital of $19,845 and $2,000 for the year ended March 31, 2014 and the period from February 21, 2013 (inception) to March 31, 2013, respectively.

Common Stock

On February 21, 2013, we issued 60,000,000 founders shares without receipt of consideration to our CEO, Anthony Passmore.

On February 21, 2013, we issued 10,000,000 founders shares without receipt of consideration to Passmore Management Group, an entity controlled by our CEO, Anthony Passmore.

Note 4 - Notes Payable, Related Party

From time to time the Company’s CEO loaned the Company money to fund operations. The following non-interest bearing demand loans were subsequently forgiven and contributed to capital:

Quarterly
For the Periods Ended:	Advances

Three months ended June 30, 2013	$7,500
Three months ended September 30, 2013	888
Three months ended December 31, 2013	3,000
Three months ended March 31, 2014	8,457
Total for the year ended March 31, 2014	$19,845

For the period from February 21, 2013 (inception) to March 31, 2013	$2,000

F-8

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Financial Statements

Note 5 - Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at February 21, 2013. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of March 31, 2014 and 2013, respectively:

	Fair Value Measurements at March 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$128	$-	$-
Total assets	128	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$128	$-	$-

	Fair Value Measurements at March 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$50	$-	$-
Total assets	50	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$50	$-	$-

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the year ended March 31, 2014 or the period from February 21, 2013 (inception) to March 31, 2013.

Note 6 - Stockholders’ Equity

Common Stock Authorized

The Company has 500,000,000 shares of common stock authorized, of which 70,000,000 shares have been issued and outstanding from inception.

Common Stock (2014)

There were no issuances of common stock during the year ended March 31, 2014.

Common Stock (2013)

On February 21, 2013, we issued 60,000,000 founders shares without receipt of consideration to our CEO, Anthony Passmore.

On February 21, 2013, we issued 10,000,000 founders shares without receipt of consideration to Passmore Management Group, an entity controlled by our CEO, Anthony Passmore.

F-9

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Financial Statements

Contributed Capital (2014)

On various dates during the year ended March 31, 2014, our CEO, Anthony Passmore, advanced loans in the total amount of $19,845. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

Contributed Capital (2013)

On various dates between February 21, 2013 and March 31, 2013, our CEO, Anthony Passmore, advanced loans in the total amount of $2,000. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

Note 7 - Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the year ended March 31, 2014 and the period from February 21, 2013 (inception) to March 31, 2013, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2014 and March 31, 2013, the Company had approximately $17,200 and $450 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2033.

The components of the Company’s deferred tax asset are as follows:

	March 31, 2014	March 31, 2013
Deferred tax assets:
Net operating loss carry forwards	$17,200	$450

Net deferred tax assets before valuation allowance	$6,020	$158
Less: Valuation allowance	(6,020)	(158)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at March 31, 2014 and March 31, 2013, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	March 31, 2014	March 31, 2013

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 8 - Subsequent Events

Contributed Capital, Related Party

On various dates between April 1, 2014 and July 2, 2014, our CEO, Anthony Passmore, paid various invoices on our behalf in the total amount of $9,149. Mr. Passmore has orally agreed to bear all expenses in connection with the registration of all of the Company’s common stock covered by its Registration Statement on Form S-1 (SEC File No. 333-190573) and these payments have been recognized as contributed capital.

F-10

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	June 30, 2014	March 31, 2014
	(Unaudited)
ASSETS

Current assets:
Cash	$-	$128
Prepaid expenses	206	4,415
Total current assets	206	4,543

Total assets	$206	$4,543

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$4,035	$-
Total current liabilities	4,035	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 70,000,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	23,077	14,845
(Deficit) accumulated during development stage	(33,906)	(17,302)
Total stockholders’ equity (deficit)	(3,829)	4,543

Total liabilities and stockholders’ equity (deficit)	$206	$4,543

See accompanying notes to financial statements.

F-11

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		February 21, 2013
	Ended June 30,		(inception) to
	2014	2013	June 30, 2014

Revenue	$-	$-	$-

Operating expenses:
General and administrative	1,844	-	6,541
Professional fees	14,760	1,500	27,365
Total operating expenses	16,604	1,500	33,906

Net operating loss	(16,604)	(1,500)	(33,906)

Net loss	$(16,604)	$(1,500)	$(33,906)

Weighted average number of common shares outstanding - basic and fully diluted	70,000,000	70,000,000

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

See accompanying notes to financial statements.

F-12

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity (Deficit)
Balance, February 21, 2013 (Inception)	-	$-	$-	$-	$-

Issuance of common stock to founders at $0.0001 per share	70,000,000	7,000	(7,000)	-	-

Forgiveness of related party debt	-	-	2,000	-	2,000

Net loss from February 21, 2013 (inception) to March 31, 2013	-	-	-	(450)	(450)

Balance, March 31, 2013	70,000,000	$7,000	$(5,000)	$(450)	$1,550

Forgiveness of related party debt	-	-	19,845	-	19,845

Net loss for the year ended March 31, 2014	-	-	-	(16,852)	(16,852)

Balance, March 31, 2014	70,000,000	$7,000	$14,845	$(17,302)	$4,543

Forgiveness of related party debt	-	-	8,232	-	8,232

Net loss for the three months ended June 30, 2014	-	-	-	(16,604)	(16,604)

Balance, June 30, 2014 (Unaudited)	70,000,000	$7,000	$23,077	$(33,906)	$(3,829)

See accompanying notes to financial statements.

F-13

X-TREME INVESTMENTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months		February 21, 2013
	Ended June 30,		(inception) to
	2014	2013	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(16,604)	$(1,500)	$(33,906)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	4,209	(6,000)	(206)
Increase (decrease) in liabilities:
Accounts payable	4,035	-	4,035
Net cash used in operating activities	(8,360)	(7,500)	(30,077)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, related party	8,232	7,500	30,077
Net cash provided by financing activities	8,232	7,500	30,077

NET CHANGE IN CASH	(128)	-	-
CASH AT BEGINNING OF PERIOD	128	50	-

CASH AT END OF PERIOD	$-	$50	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH FINANCING ACTIVITIES:
Forgiveness of related party debts	$8,232	$7,500	$30,077
Issuance of common stock to founders	$-	$-	$7,000

See accompanying notes to financial statements.

F-14

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

X-Treme Investments, Inc. (“the Company”) was incorporated in the state of Nevada on February 21, 2013 (“Inception”). The Company is engaged in the business of acquisition, development, and operations services of companies that will provide services and solutions in diverse industries.

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has adopted a fiscal year end of March 31.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts. See Note 1 - Recently Issued Accounting Pronouncements - ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2014 and 2013, respectively.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 21, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Revenue Recognition

Revenue is recognized when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

F-15

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

F-16

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

Note 2 - Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $33,906 and used net cash in operating activities of $30,077 from inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Parties

Notes Payable

From time to time, the Company has received short term loans from our officer that were forgiven and contributed to capital as disclosed in Note 4 below, resulting in contributed capital of $8,232 and $7,500 for the three months ended June 30, 2014 and 2013, respectively, and $30,077 for the period from February 21, 2013 (inception) to June 30, 2014.

Common Stock

On February 21, 2013, we issued 60,000,000 founders shares without receipt of consideration to our CEO, Anthony Passmore.

On February 21, 2013, we issued 10,000,000 founders shares without receipt of consideration to Passmore Management Group, an entity controlled by our CEO, Anthony Passmore.

Note 4 - Notes Payable, Related Party

From time to time the Company’s CEO loaned the Company money to fund operations. The following non-interest bearing demand loans were subsequently forgiven and contributed to capital:

Quarterly
For the Periods Ended:	Advances

Three months ended June 30, 2014	$8,232

Three months ended June 30, 2013	$7,500
Three months ended September 30, 2013	888
Three months ended December 31, 2013	3,000
Three months ended March 31, 2014	8,457
Total for the year ended March 31, 2014	$19,845
-
For the period from February 21, 2013 (inception) to March 31, 2013	$2,000

F-17

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

Note 5 - Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at February 21, 2013. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2014 and March 31, 2014, respectively:

Fair Value Measurements at June 30, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$-	$-	$-
Total assets	-	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$-	$-	$-

	Fair Value Measurements at March 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$128	$-	$-
Total assets	128	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$128	$-	$-

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended June 30, 2014 or the year ended March 31, 2013.

F-18

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

Note 6 - Stockholders’ Equity

Common Stock Authorized

The Company has 500,000,000 shares of common stock authorized, of which 70,000,000 shares have been issued and outstanding from inception.

Common Stock (2015)

There were no issuances of common stock during the three months ended June 30, 2014.

Common Stock (2014)

There were no issuances of common stock during the year ended March 31, 2014.

Common Stock (2013)

On February 21, 2013, we issued 60,000,000 founders shares without receipt of consideration to our CEO, Anthony Passmore.

On February 21, 2013, we issued 10,000,000 founders shares without receipt of consideration to Passmore Management Group, an entity controlled by our CEO, Anthony Passmore.

Contributed Capital (2015)

On various dates during the three months ended June 30, 2014, our CEO, Anthony Passmore, advanced loans in the total amount of $8,232. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

Contributed Capital (2014)

On various dates during the year ended March 31, 2014, our CEO, Anthony Passmore, advanced loans in the total amount of $19,845. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

Contributed Capital (2013)

On various dates between February 21, 2013 and March 31, 2013, our CEO, Anthony Passmore, advanced loans in the total amount of $2,000. Mr. Passmore does not desire to be repaid, and accordingly the payments have been recognized as contributed capital.

Note 7 - Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the three months ended June 30, 2014 and the year ended March 31, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2014 and March 31, 2013, the Company had approximately $33,800 and $17,200 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2033.

The components of the Company’s deferred tax asset are as follows:

	June 30, 2014	March 31, 2014
Deferred tax assets:
Net operating loss carry forwards	$33,800	$17,200

Net deferred tax assets before valuation allowance	$11,830	$6,020
Less: Valuation allowance	(11,830)	(6,020)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2014 and March 31, 2014, respectively.

F-19

X-TREME INVESTMENTS, INC.

(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	June 30, 2014	March 31, 2014

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 8 - Subsequent Events

Contributed Capital, Related Party

On various dates subsequent to June 30, 2014, our CEO, Anthony Passmore, paid various invoices on our behalf in the total amount of $3,667. Mr. Passmore has orally agreed to bear all expenses in connection with the registration of all of the Company’s common stock covered by its Registration Statement on Form S-1 (SEC File No. 333-190573) and these payments have been recognized as contributed capital.

F-20

X-TREME INVESTMENTS, INC.

100,000,000 Shares of

Common Stock

PROSPECTUS

September 18, 2014

Until December 17, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

47